UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 19, 2016

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On October 21, 2016, Rocket Fuel Inc. (the “Company”) entered into a Lease Termination and Release Agreement (the “Termination Agreement”) with Google Inc. (the “Landlord”) which provides for an early termination of the Company's Office Lease dated as of August 7, 2013, by and between the Company and the Landlord, as amended (the “Lease”), pursuant to which the Company leased approximately 141,180 square feet of the building located at 1900 Seaport Boulevard, Redwood City, CA 94063 for its corporate headquarters. The Lease was previously scheduled to expire on December 31, 2019. Pursuant to and subject to the terms of the Termination Agreement, the Lease will be terminated early, effective as of January 2, 2017 (the “Termination Date”). Following the Termination Date, the Company will have no further rent obligations to the Landlord pursuant to the Lease. The Company’s monthly base rent under the Lease prior to the Termination Date is $486,779.04. The Company will not incur any early termination fees as a result of this termination.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated under this Item 1.02 by reference.

Item 2.02.    Results of Operations and Financial Condition.

On October 25, 2016, the Company issued a press release announcing its financial results for the three months ended September 30, 2016. The attached press release includes a discussion of certain non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to the corresponding GAAP financial measures.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated under this Item 2.02 by reference.

The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

Resignation of Chief Financial Officer

On October 19, 2016, Rex S. Jackson, the Company’s Chief Financial Officer (“CFO”), announced that he will resign from the Company effective October 26, 2016.

Appointment of Interim Chief Financial Officer

Beginning on October 27, 2016, Henrik Gerdes, the Company's Vice President, Corporate Controller and Treasurer, will serve as interim CFO until November 9, 2016. Mr. Gerdes, age 41, will also serve as principal financial officer and principal accounting officer for the Company. Mr. Gerdes joined Rocket Fuel in September 2014 as Corporate Controller. From November 2011 to August 2014, Mr. Gerdes served as Finance Director of TIBCO Software Inc., a publicly traded enterprise-software company. Before joining TIBCO, Mr. Gerdes was Corporate Reporting Manager at Quinstreet, Inc., a publicly traded online marketing company from April 2010 to October 2011. After starting his career with Deutsche Bank, Mr. Gerdes spent nine years at PricewaterhouseCoopers. Mr. Gerdes holds a Masters of Finance and Accounting from the University of Goettingen, Germany.

On October 23, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved the payment of two special bonuses in the amounts of $35,000 (the “First Bonus”) and $40,000 (the “Second Bonus”) to Mr. Gerdes in recognition of his serving as interim CFO. The First Bonus is payable on the date that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is filed, and the Second Bonus is payable on October 27, 2017, with each bonus payment subject to Mr. Gerdes' continued employment with the Company through the date that the applicable bonus is earned.

There are no arrangements or understandings between Mr. Gerdes and any other persons pursuant to which Mr. Gerdes was selected as interim CFO of the Company. There are no family relationships between Mr. Gerdes and any director or executive officer of the Company, and Mr. Gerdes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Appointment of Chief Financial Officer

Stephen Snyder will join the Company as CFO beginning on or about November 10, 2016 and will succeed Mr. Gerdes as the Company’s principal financial officer and principal accounting officer.

Before joining the Company, Mr. Snyder, age 49, was Chief Financial Officer at Trilliant Incorporated, a global, venture-backed, late-stage energy company, from December 2015 to October 2016. Previously, he served as Vice President of Finance in the office of the CFO at Adobe Systems Incorporated and before that, as Vice President and General Manager, Worldwide Channel Sales. Mr. Snyder has more than 20 years of finance and sales experience in executive roles at technology companies, including Adobe Systems and Hewlett Packard Company. Mr. Snyder received his B.A. in Management Science from the University of California, San Diego and his M.B.A from the University of Southern California.

There are no arrangements or understandings between Mr. Snyder and any other persons pursuant to which Mr. Snyder was selected as the CFO of the Company. There are no family relationships between Mr. Snyder and any director or executive officer of the Company, and, other than the indemnification agreement described below, Mr. Snyder has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Offer Letter

On October 23, 2016, the Company and Mr. Snyder entered into an employment offer letter (the “Offer Letter”). Mr. Snyder’s employment with the Company is on an at-will basis. Under the terms of the Offer Letter, Mr. Snyder will be paid an annual base salary of $325,000 and will be eligible for a bonus of 60% of his base salary under the Company’s Executive Incentive Compensation Plan (the “Executive Bonus Plan”), subject to continued service through the date the bonus is earned pursuant to the terms of the Executive Bonus Plan. Mr. Snyder is eligible to participate in the Executive Bonus Plan on a pro-rated basis for the second half of the 2016 fiscal year, subject to his continued employment. The Offer Letter also provides that Mr. Snyder is eligible to participate in the benefits programs generally available to employees of the Company.

The Offer Letter also provides that (i) the Company recommend to the Board or the Compensation Committee that it grant Mr. Snyder an option to purchase 380,000 shares of the Company’s common stock (the "Snyder Option") with an exercise price equal to the fair market value of the shares on the date of grant, pursuant to the Company’s 2013 Equity Incentive Plan and form of option agreement approved by the Compensation Committee for use thereunder; and (ii) the Snyder Option will vest over a four-year period contingent on Mr. Snyder’s continued service with the Company on each vesting date. On October 24, 2016, the Compensation Committee approved the Snyder Option effective as of Mr. Snyder's start date, provided his start date occurs no later than December 31, 2016.

In addition, the Offer Letter provides that if, during the first 12 months of his employment, Mr. Snyder becomes entitled to receive cash severance under his Retention Agreement, as described below, in connection with a Qualifying Termination (as defined below) that occurs outside of the “change in control period” (as defined below), he will receive a lump sum cash severance payment equal to 9 months of his annual base salary, generally payable on the same terms and conditions as any cash severance benefits under the Retention Agreement. Any such severance payment under the Offer Letter will reduce the benefits to which he is entitled under the Retention Agreement. This provision has the effect of increasing from 6 months of annual base salary to 9 months of annual base salary the potential base-salary related cash severance to which he may become entitled upon a Qualifying Termination that occurs both within his first 12 months of employment and outside of the change in control period.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Form 10-K Annual Report for the year ending December 31, 2016.

Management Retention Agreement

On October 23, 2016, the Company and Mr. Snyder entered into a Management Retention Agreement (the “Retention Agreement”), which provides for potential payments and benefits upon a qualifying termination of employment. The Retention Agreement will terminate upon the completion of all payments (if any) thereunder or on the third anniversary of its effective date if a change in control (as defined under the Retention Agreement) has not occurred by such date unless the term of the Retention Agreement is extended by the parties. If, prior to the expiration of the term of the Retention Agreement, the Company enters into a definitive agreement with a third party (or third parties), the consummation of which would result in a change in control of the Company, then the term of the Retention Agreement will automatically be extended to 24 months following the resulting change in control, unless the definitive agreement terminates or is canceled without resulting in a change in control, in which case, the extension will not be effective.

The Retention Agreement provides that if, during the period beginning on the date that is three months before a change in control and ending on the date that is 12 months following a change in control (the “change in control period”), (i) Mr. Snyder terminates his employment with the Company (or any parent or subsidiary) for good reason (as defined in the Retention Agreement), or (ii) the Company (or any parent or subsidiary) terminates Mr. Snyder’s employment for a reason other than cause (as defined in the Retention Agreement) and other than death or disability (as defined in the Retention Agreement) (a termination under clause (i) or (ii), a “Qualifying Termination”), Mr. Snyder will be eligible to receive the following severance benefits from the Company: (x) a lump-sum payment equal to the sum of (a) 100% of Mr. Snyder’s annual base salary (as in effect immediately prior to (A) a change in control (if Mr. Snyder’s employment terminates on or after the change in control), or (B) Mr. Snyder’s termination, whichever is greater) and (b) 100% of Mr. Snyder’s target bonus for the fiscal year in which Mr. Snyder’s employment terminates (minus any bonus or commission payments already received for that fiscal year’s performance); and (y) reimbursement for continued group health plan coverage premiums under COBRA for 12 months following Mr. Snyder’s termination, for Mr. Snyder and his spouse and/or eligible dependents. However, if the Company determines that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, the Company will instead provide Mr. Snyder’s a taxable lump sum payment equal to 1.5 times the monthly COBRA premium (based on the first month’s premium) for the 12-month severance period. Additionally, if, during the change in control period, (i) Mr. Snyder has a Qualifying Termination, or (ii) Mr. Snyder’s employment is terminated due to death or disability, then 100% of the shares of the Company’s common stock subject to Mr. Snyder’s then outstanding unvested equity compensation awards will immediately vest (for performance-based awards, performance will be deemed achieved at 100% of target levels).

The Retention Agreement further provides that if Mr. Snyder has a Qualifying Termination, and such termination occurs outside of the change in control period, Mr. Snyder will be eligible to receive the following severance benefits from the Company: (i) a lump-sum payment equal to six months of his annual base salary, and (ii) reimbursement for continued group health plan coverage premiums under COBRA for six months following Mr. Snyder’s termination for Mr. Snyder and his spouse and/or eligible dependents. However, if the Company determines that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, the Company will instead provide Mr. Snyder a taxable lump sum payment equal to 1.5 times the monthly COBRA premium (based on the first month’s premium) for the six-month severance period.

In order to receive severance benefits under the Retention Agreement, Mr. Snyder must sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to the Company. The Retention Agreement also provides that in the event that the payments and benefits provided for in the agreement or other payments and benefits payable or provided to Mr. Snyder (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Snyder’s payments and benefits under the agreement or other payments or benefits (the “payment”) will be reduced to either (x) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, results in Mr. Snyder’s receipt, on an after-tax basis, of the greater amount of the payment, notwithstanding that all or some portion of the payment may be subject to the excise tax.

The foregoing descriptions of the Retention Agreement is qualified in its entirety by reference to the full text of the Retention Agreement, which will be filed as an exhibit to the Company’s Form 10-K Annual Report for the year ending December 31, 2016.

Indemnification Agreement

In addition, the Company intends to enter into its standard form of indemnification agreement with Mr. Snyder, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 16, 2013 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Lease Termination and Release Agreement, dated October 21, 2016, by and between Google Inc. and Rocket Fuel Inc.
99.1	Press release announcing financial results dated October 25, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By:	/s/ Rex S. Jackson
Rex S. Jackson
Chief Financial Officer
Date: October 25, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Termination and Release Agreement, dated October 21, 2016, by and between Google Inc. and Rocket Fuel Inc.
99.1	Press release announcing financial results dated October 25, 2016.